As filed with the Securities and Exchange Commission on October 11, 2000
Registration Statement No. 333-37344

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-8
TO FORM S-4*
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POLYONE CORPORATION
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	34-1730488 (I.R.S. employer identification no.)

200 Public Square, Suite 36-5000
Cleveland, Ohio 44114-2304
(Address of principal executive offices)

The Geon Company 1993 Incentive Stock Plan
The Geon Company 1995 Incentive Stock Plan
The Geon Company 1998 Interim Stock Award Plan
The Geon Company 1999 Incentive Stock Plan
The Geon Company Non-employee Director Deferred Compensation Plan
The Geon Retirement Savings Plan
M.A. Hanna Company Long Term Incentive Plan, as amended
M.A. Hanna Company Capital Accumulation Plan
M.A. Hanna Company 401(k) and Retirement Plan
DH Compounding Savings and Retirement Plan
(Full title of the plans)

Gregory L. Rutman, Esq.
PolyOne Corporation
200 Public Square, Suite 36-5000
Cleveland, Ohio 44114-2304
(216) 589-4000
(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
		maximum	aggregate
Title of securities to		offering price	offering	Amount of
be registered	Amount to be registered	per share (1)	price (1)	registration fee (1)

Common Shares, par value $.01 per share	13,363,311 shares	Not Applicable	Not Applicable	Not Applicable

Plan Interests(2)	Indeterminate

(1)	All filing fees payable in connection with the registration of these securities were paid previously in connection with the filing, on May 18, 2000, of the Registration Statement on Form S-4 of The Geon Company, M.A. Hanna Company and Consolidation Corp., as amended (File No. 333-37344).

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Post-Effective Amendment also covers an indeterminate amount of interests to be offered or sold pursuant to The Geon Retirement Savings Plan, the M.A. Hanna Company Capital Accumulation Plan, the M.A. Hanna Company 401(k) and Retirement Plan and the DH Compounding Savings and Retirement Plan.

*	Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement on Form S-4 pursuant to the procedure described herein. See “Introductory Statement.”

Introductory Statement

      PolyOne Corporation hereby amends the Registration Statement on Form S-4, as amended (No. 333-37344), filed by The Geon Company, M.A. Hanna Company and Consolidation Corp., by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 relating to its common shares, par value $.01 per share (“Common Shares”). The Registration Statement on Form S-4 registers 109,844,805 Common Shares. The purpose of this Post-Effective Amendment is to allocate 13,363,311 unused Common Shares registered on the Registration Statement on Form S-4 among the plans referenced above (the “Plans”).

      On August 31, 2000, The Geon Company, a Delaware corporation, M.A. Hanna Company, a Delaware corporation, and Consolidation Corp., an Ohio corporation, consolidated to form PolyOne Corporation. As a result of the consolidation, each share of Geon common stock was converted into two Common Shares of PolyOne Corporation and each share of Hanna common stock was converted into one Common Share of PolyOne Corporation. At the effective time of the consolidation, 96,481,494 of the 109,844,805 registered Common Shares were issued in connection with the conversion of the issued and outstanding Geon and Hanna shares of common stock into Common Shares. PolyOne Corporation is filing this Post-Effective Amendment to allocate the remaining 13,363,311 unsold Common Shares among the Plans as follows: 2,680,834 to The Geon Company 1993 Incentive Stock Plan, 3,730,848 to The Geon Company 1995 Incentive Stock Plan, 333,154 to The Geon Company 1998 Interim Stock Award Plan, 516,400 to The Geon Company 1999 Incentive Stock Plan, 200,000 to The Geon Company Non-employee Director Deferred Compensation Plan, 1,032,672 to The Geon Retirement Savings Plan, 4,363,549 to the M.A. Hanna Company Long Term Incentive Plan, as amended, 39,762 to the M.A. Hanna Company Capital Accumulation Plan, 459,494 to the M.A. Hanna Company 401(k) and Retirement Plan, and 6,598 to the DH Compounding Savings and Retirement Plan.

      The designation of this Post-Effective Amendment as Registration No. 333-37344 denotes that the Post-Effective Amendment relates only to the Common Shares and related plan interests of PolyOne Corporation issuable pursuant to the Plans and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares and plan interests.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 will be sent or given to employees of PolyOne Corporation who participate in the Plans as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (“Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents of The Geon Company and M.A. Hanna Company, each a predecessor of PolyOne Corporation, and PolyOne Corporation previously filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference and made a part hereof:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed by The Geon Company on March 24, 2000.

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed by M.A. Hanna Company on March 27, 2000.

(3)	Annual Report on Form 11-K for the fiscal year ended December 31, 1999, filed by The Geon Retirement Savings Plan.

(4)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000, filed by The Geon Company on May 15, 2000, and August 14, 2000, respectively.

(5)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000, filed by M.A. Hanna Company on May 12, 2000, and August 14, 2000, respectively.

(6)	Current Reports on Form 8-K filed by The Geon Company on April 7, 2000, April 20, 2000, April 27, 2000, May 9, 2000, June 6, 2000, June 20, 2000, July 10, 2000, July 21, 2000, July 26, 2000, August 16, 2000, and August 29, 2000.

(7)	Current Reports on Form 8-K filed by M.A. Hanna Company on May 9, 2000, May 11, 2000, July 26, 2000, August 14, 2000, and August 16, 2000.

(8)	Current Reports on Form 8-K filed by PolyOne Corporation on September 6, 2000, September 11, 2000, and September 20, 2000.

(9)	The description of PolyOne Corporation’s capital stock set forth in the Form 8-A filed with the Commission on August 31, 2000, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating that description.

      All documents filed by PolyOne Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Post-Effective Amendment and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Post-Effective Amendment and to be a part of this Post-Effective Amendment from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Certain partners of Thompson Hine & Flory LLP beneficially own Common Shares of PolyOne Corporation.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      PolyOne Corporation is an Ohio corporation. Under Section 1701.13 of the Ohio General Corporation Law (“Ohio Law”), Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio Law does not authorize the payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order determining that such person is fairly and reasonably entitled to indemnification. Indemnification is required, however, to the extent that such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles of incorporation, code of regulations, or contract, and except with respect to the advancement of expenses of directors.

      With respect to the advancement of expenses, Ohio Law provides that a director (but not an officer, employee or agent) is entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proven by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

      Article Sixth of PolyOne Corporation’s articles of incorporation provides for indemnification of directors and officers. The provision provides that a director of PolyOne Corporation will not be personally liable to PolyOne Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation is not permitted under Ohio Law. Article Sixth provides that any director or officer will, to the fullest extent permitted by Ohio Law, be indemnified except as may be otherwise provided in PolyOne Corporation’s code of regulations.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable

ITEM 8. EXHIBITS

      The Exhibits to this Post-Effective Amendment are listed in the Exhibit Index on page 9.

      PolyOne Corporation undertakes that The Geon Retirement Savings Plan, the M.A. Hanna Company Capital Accumulation Plan, the M.A. Hanna Company 401(k) and Retirement Plan and the DH Compounding Savings and Retirement Plan and any amendments thereto have been or will be submitted to the Internal Revenue Service (the “IRS”) in a timely manner and all changes required by the IRS in order to qualify such plans have been or will be made.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section l0(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, PolyOne Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 11, 2000.

POLYONE CORPORATION

By:	/s/ Gregory L. Rutman

Gregory L. Rutman, Vice President,

Chief Legal Officer & Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated as of October 11, 2000.

Signature	Title

/s/ Thomas A. Waltermire*	Chairman, President, Chief Executive Officer
and Director (Principal Executive Officer)
Thomas A. Waltermire

/s/ W. David Wilson*	Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
W. David Wilson

/s/ James K. Baker*	Director

James K. Baker

/s/ Gale Duff-Bloom*	Director

Gale Duff-Bloom

/s/ J. Douglas Campbell*	Director

J. Douglas Campbell

/s/ Carol A. Cartwright**	Director

Carol A. Cartwright

/s/ Wayne R. Embry**	Director

Wayne R. Embry

(Signatures continued on next page)

(Signatures continued from previous page)

/s/ Robert A. Garda**	Director

Robert A. Garda

/s/ Gordon D. Harnett**	Director

Gordon D. Harnett

/s/ David H. Hoag**	Director

David H. Hoag

/s/ Marvin L. Mann**	Director

Marvin L. Mann

/s/ D. Larry Moore*	Director

D. Larry Moore

/s/ Farah M. Walters*	Director

Farah M. Walters

*By: /s/ Gregory L. Rutman

Gregory L. Rutman, attorney-in-fact

**By: /s/ John S. Pyke, Jr.

John S. Pyke, Jr., attorney-in-fact

      The Geon Retirement Savings Plan. Pursuant to the requirements of the Securities Act, The Savings Program Administration Committee, the plan administrator, has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 11, 2000.

THE GEON RETIREMENT SAVINGS PLAN

By:	/s/ James Casalone

James Casalone, Chairman

      M.A. Hanna Company Capital Accumulation Plan. Pursuant to the requirements of the Securities Act, the Committee for Employee Benefits Administration, the plan administrator, has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 11, 2000.

M.A. HANNA COMPANY CAPITAL
ACCUMULATION PLAN

By:	/s/ John S. Pyke, Jr.

John S. Pyke, Jr., Secretary

      M.A. Hanna Company 401(k) and Retirement Plan. Pursuant to the requirements of the Securities Act, the Committee for Employee Benefits Administration, the plan administrator, has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 11, 2000.

M.A. HANNA COMPANY 401(k) AND
RETIREMENT PLAN

By:	/s/ John S. Pyke, Jr.

John S. Pyke, Jr., Secretary

      DH Compounding Savings and Retirement Plan. Pursuant to the requirements of the Securities Act, the Committee for Employee Benefits Administration, the plan administrator, has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 11, 2000.

DH COMPOUNDING SAVINGS AND
RETIREMENT PLAN

By:	/s/ John S. Pyke, Jr.

John S. Pyke, Jr., Secretary

POLYONE CORPORATION

INDEX TO EXHIBITS

Exhibit	Description

4.1	Articles of Incorporation of PolyOne Corporation filed as Exhibit 3.1 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-4, filed on July 28, 2000, and incorporated herein by reference.

4.2	Code of Regulations of PolyOne Corporation filed as Exhibit 3.2 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-4, filed on July 28, 2000, and incorporated herein by reference.

5	Legality Opinion of Thompson Hine & Flory LLP filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-4, as amended, filed on May 18, 2000, and incorporated herein by reference.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Arthur Andersen LLP.

23.4	Consent of Thompson Hine & Flory LLP (included as part of Exhibit 5).

24	Powers of Attorney executed by officers and directors who signed this Post-Effective Amendment filed as Exhibit 24.1 and Exhibit 24.2 to the Registrant’s Registration Statement on Form S-4, as amended, filed on May 18, 2000, and incorporated herein by reference.